Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-144883) pertaining to the 2004 Non-Employee Director Stock Option Plan,
(2)	Registration Statement (Form S-8 No. 333-185691) pertaining to the 2010 Incentive Award Plan,
(3)	Registration Statement (Form S-3 No. 333-195585) of Motorcar Parts of America, Inc.,
(4)	Registration Statement (Form S-8 No. 333-205910) pertaining to the 2014 Non-Employee Director Incentive Award Plan and Second Amended and Restated 2010 Incentive Award Plan,
(5)	Registration Statement (Form S-8 No. 333-223685) pertaining to the 2014 Non-Employee Director Incentive Award Plan and Third Amended and Restated 2010 Incentive Award Plan, and
(6)	Registration Statement (Form S-8 No. 333-248577) pertaining to the Fourth Amended and Restated 2010 Incentive Award Plan.

of our reports dated June 14, 2021, with respect to the consolidated financial statements and schedule of Motorcar Parts of America, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Motorcar Parts of America, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Motorcar Parts of America, Inc. and subsidiaries for the year ended March 31, 2021.

/s/ Ernst & Young LLP

Los Angeles, CA
June 14, 2021